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                                                                       EXHIBIT 6

                         HEALTHDYNE TECHNOLOGIES, INC.

                           NONQUALIFIED STOCK OPTION
                                  COMMON STOCK
                                ($.01 PAR VALUE)



STOCK OPTION PLAN:           HEALTHDYNE TECHNOLOGIES, INC.
                             1996 STOCK OPTION PLAN

OPTION FOR THE PURCHASE OF:            SHARES
                             ----------

EXERCISE PRICE PER SHARE:    EIGHT DOLLARS AND 9375/100 DOLLARS ($8.9375)
                             ---------------------------------------------------

HEALTHDYNE DATE OF GRANT:    JANUARY 1, 1997
                             ---------------------------------------------------


     THIS OPTION AGREEMENT, made and entered into this 1st day of January, 1997, by and between HEALTHDYNE TECHNOLOGIES, INC., a Georgia corporation (the
"Company"), and       (the "Participant");

                              W I T N E S S E T H:


     WHEREAS, the HEALTHDYNE TECHNOLOGIES, INC. 1996 Stock Option Plan (the "Plan") has been adopted by the Company; and

     WHEREAS, the Plan authorizes the stock option Committee of the Board of Directors of the Company, to cause the Company to enter into a written agreement with the Participant setting forth the form and the amount of any award and any conditions and restrictions of the award imposed by the Plan and the Committee; and

     WHEREAS, the Committee desires to make an award to the Participant consisting of a Nonqualified Stock Option;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

1. General Definitions. Any capitalized terms herein shall have the meaning set forth in the Plan, and, in addition, for purposes of this Option Agreement, each of the following terms, when used herein, shall have the meaning set forth below:

     (a) The "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

     (b) The "Company" shall mean Healthdyne Technologies, Inc.

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     (c) The "Exercise Date" shall mean the first anniversary of the Date of
Grant. At any time during the period of this Option commencing with the first anniversary of the Date of Grant, the Participant may purchase up to 33-1/3% of the shares covered by this Option and may purchase an additional 33-1/3% on the second and third anniversary from the Date of Grant so that this Option will be fully vested on the third anniversary of the Date of Grant.

     (d) The "Expiration Date" shall mean the date on which this Option expires pursuant to the provisions of paragraph 4 hereof.

     (e) "Fair Market Value" shall be the mean between the highest and lowest quoted selling prices at which the Common Stock is sold in the regular way on the Nasdaq National Market (NASDAQ) or on any similar securities exchange on the Date of Grant of this Option or, in the absence of any reported sales on such day, the first preceding day on which there were such sales. If the Common Stock is not listed on NASDAQ or any similar exchange for the public trading of securities, fair market value shall be determined by the Committee in whatever way it considers appropriate under the circumstances taking into account the financial condition of the Company as reflected in its financial statements and available independent third party (such as analysts) estimates of fair market value.

     (f) This "Option" shall mean the option evidenced by this Option
Agreement.

     (g) The "Option Price" shall mean the purchase price of each share of Common Stock that may be purchased by the Participant upon the exercise of this Option, in whole or in part. The Option Price is set forth under "Exercise Price Per Share" on page 1 of this Option Agreement as adjusted from time to time in accordance with the provisions hereof.

     (h) "Serious Misconduct" shall be determined by the Committee and shall include, but not be limited to, embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities harmful to the reputation of the Company or any of its Subsidiaries, a significant violation of Company or Subsidiary policy, willful refusal to perform or substantial disregard of the duties properly assigned to the Participant, or a significant violation of any contractual, statutory or common law duly of loyalty to the Company or the Subsidiaries.

2. Grant of Option. Upon the terms and subject to the conditions and limitations hereinafter set forth, the Participant shall have the right, at any time after the Exercise Date and on or before the Expiration Date, to purchase the number of shares of Common Stock set forth on page 1 of this Option Agreement and vested under Paragraphs 1(c) or 7, such number of shares and the Option Price being subject to adjustment in accordance with the terms of the Plan notwithstanding anything to the contrary herein.

3. Manner of Exercise. Subject to the terms, conditions, and limitations set forth herein, this Option may be exercised in whole or in part at any time or from time to time after the Exercise Date and on or before the Expiration Date as to any part of the number of whole shares of Common Stock then vested under Paragraph 1(c) or 7 and available under this Option. Such exercise shall be effective only if the Participant duly executes and delivers to the Company, at the principal executive office of the Company or at such other address as the Company may designate by notice in writing to the Participant, an option exercise form substantially the same as that attached hereto as Exhibit A, indicating the



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number of shares of Common stock to be purchased and accompanied by the Option
Price and any withholding amounts described below. Payment of the Option Price and any such withholding amounts may be made in one or a combination of the following forms: (i) in cash, (ii) with shares of Common Stock (not subject to limitations on transfer), provided that nay shares of Common Stock rendered for payment shall have been owned for a period of six (6) months or such other period as in the opinion of the Committee shall be sufficient for such shares to be considered "mature" shares for purposes of accounting for the transaction: or (iii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Common Stock and deliver all or a portion of the proceeds to the Company in payment for the Common Stock. Any share of Common Stock used to exercise this Option shall be valued at its Fair Market Value on the trading day immediately preceding the date of the exercise of this Option.

     Upon any effective exercise of this Option, the Company shall become obligated to issue a certificate or certificates to the Participant representing the number of shares of common Stock so purchased.
Notwithstanding the foregoing, no shares of common Stock shall be issued prior to the obtaining of any approval or clearance from any federal or state governmental agency, which the committee in its sole discretion deems necessary or advisable, or the lapse of such reasonable period of time following the exercise of this Option as the Committee may establish for administrative reasons. In addition, no shares of Common Stock will be issued unless the Participant (or his representative as the case may be) shall pay to the company or a Subsidiary, as applicable, such amount as the company or a Subsidiary may advise it is required under applicable federal, state or local law to withhold and pay over to governmental taxing authorities by reason of the purchase of such shares of common Stock pursuant to this Option. No fractional shares will be issued.

4. Expiration of Option. This Option shall expire, shall become null and void, and shall be of no further force and effect upon the earlier to occur of the following events:

     (a) The date as of which the Participant's employment or engagement by the company or any Subsidiaries is terminated for any reason, or by the act of the Participant, if such termination occurs prior to thirty (30) days from the Date of Grant;

     (b) Except as provided in (a) above, ninety (90) days after the date of the Participant's resignation or the termination of his or her employment or engagement with the Company or any of its Subsidiaries for any reason (other than by reason of his or her Serious Misconduct, death, retirement or "disability" within the meaning of Section 22(e)(3) of the Code), but during such ninety-day period the Option shall be exercisable only to the extent that it was exercisable as of the date of resignation or termination;

     (c) The dismissal of the Participant from his or her employment with the Company or any Affiliate for Serious Misconduct at any time;

     (d) The first anniversary of the Participant's death, if the Participant dies at any time after the Date of Grant and while in the employ or engagement of the Company or its Subsidiaries or within 60 days after termination of such employment or engagement, but, during such one-year period, the Option shall be exercisable only to the extent that it was exercisable at the date of termination of employment by death or otherwise.




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     (e) One year after the date on which the Participant's employment or engagement with the Company or any Subsidiary is terminated by reason of the Participant's retirement or "disability" within the meaning of Section 22(e)(3) of the Code, but during such one-year period the Option shall be exercisable only to the extent that it was exercisable as of the date of retirement or disability.

     (f) The date as of which the Committee terminates this Option pursuant to
Section 6.3 of the Plan prior to a Change in Control Event, provided that this Option shall be fully vested and exercisable from the date notice of such termination is received to the date of termination specified in such notice; or

     (g) The tenth anniversary of the Date of Grant.

5. Holder's Exercise Subject to Compliance with Securities Laws. Notwithstanding the exercise of this Option, in whole or in part, in accordance with all other provisions of this Option, the Company shall have no obligation to honor such exercise and to issue Common Stock pursuant thereto unless and until the shares of Common Stock to be purchased pursuant to such exercise shall have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and under all applicable state securities laws, or unless the Company shall have received an opinion of counsel satisfactory to the Company to the effect that such resignation is not required. If the foregoing conditions shall not have been met within 60 days after exercise, the Company may elect to treat any such exercise as null and void, the Company shall return any cash and certificate(s) for shares of Common Stock (duly endorsed in blank or accompanied by duly executed stock power(s)) delivered in payment for shares of Common Stock upon such exercise. No such voided exercise shall prejudice the Participant's right to exercise this Option, in whole or in part, at any other time.

6. Adjustment of Option Price and Number of Shares That May be Purchased Hereunder. The Option Price and the number of shares of Common Stock that may be purchased hereunder shall be subject to adjustment from time to time by the Committee in accordance with the terms of the Plan in the event of certain changes in the Common Stock or certain corporate transactions affecting the number or value of the shares of Common Stock.

7. Change in Control Events. In the event of a Change in Control Event, as defined in the Plan, this Option shall become immediately exercisable without regard to Paragraph 1(c) hereof. Whenever possible, the Committee shall notify the Participant at least 10 days prior to the Change in Control Event and the Option shall become immediately exercisable on the date of such notice. In addition, in the event of a Change in Control Event, this Option shall be exercisable on the date of such notice. In addition, in the event of a Change in Control Event, this Option shall be exercisable for the remainder of its term without regard to Paragraphs 4(a)-(f) hereof.

8. Notice of Adjustments. Upon occurrence of any adjustment of the Option Price, or any increase or decrease in the number of shares of Common Stock that may be purchased upon the exercise of this Option, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Participant at the address of the Participant as shown on the books of the Company, which notice shall the Option Price as adjusted and the increased or decreased number of shares that may be purchased upon the exercise of this Option, setting forth in reasonable detail the method of calculation of each.


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9. Charges, Taxes and Expenses.  The issuance of certificates for shares of
Common Stock upon any exercise of this Option shall be made without charge to the Participant for any transfer tax or other such expense imposed or incurred with respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

10. Certain Obligations of the Company. The Company shall not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets or by any other voluntary act or deed avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions contained herein to be performed or observed by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Option and in the taking of all other actions that may be necessary to protect the rights of the Participant against dilution. Without limiting the generality of the foregoing, the Company agrees that it will not establish or increase the par value of the shares of any Common Stock that are at the time issuable upon exercise of this Option above the then prevailing Option Price hereunder and that before taking any action that would cause an adjustment reducing the Option Price hereunder below the then par value, if any, of the shares of any Common Stock that may be purchased upon the exercise of this Option, the Company will take any corporate action that, in the opinion of its counsel, may be necessary so that the Company may validly and legally issue fully-paid and nonassessable shares of such Common Stock at the Option Price as so adjusted.

11. Assignment. This Option may not be transferred or assigned by the Participant otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Participant, may be exercised, in whole or in part, only by the Participant; provided, however, subject to the terms and conditions of the plan and Paragraphs 4(d) and (e) hereof, in the event of the Participant's death or disability, this Option may be exercised by his or her personal representative, heirs or legatees.

12. No Right to Continued Employment. This Option does not confer upon the Participant the right to continued employment with the Company or any Subsidiary, nor shall it interfere with the right of the Company or a Subsidiary to terminate his or her employment at any time.

13. Miscellaneous.

     (a) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise of this Option, a sufficient number of shares of Common Stock to permit the exercise of this Option in full.

     (b) The terms of this Option shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Participant.

     (c) The Participant shall not be entitled to vote, but shall be entitled to receive dividends or distributions, with respect to Common Stock that may be, but has not been, purchased under this Option. Except as provided herein, the Participant shall not be deemed to be a share holder of the Company with respect to any such common Stock for any purpose.

     (d) This Option has been issued pursuant to the Plan and shall be subject to, and governed by, the terms and


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provisions thereof.  The Participant hereby agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the terms of the Plan and this Option Agreement, the provisions of the Plan shall govern.

     (e) This Option Agreement shall be governed by the laws of the State of Georgia.

     IN WITNESS WHEREOF, the Company and the Participant have executed this Option Agreement as of the day and year first above written.


                                 HEALTHDYNE TECHNOLOGIES, INC.


(CORPORATE SEAL)                 By:
                                    -------------------------------
                                            President & CEO



ATTEST:

------------------------------
Secretary

                                 PARTICIPANT:




                                 ----------------------------------





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                                   EXHIBIT A

                              OPTION EXERCISE FORM


                       (To be executed by the Employee to
                  exercise the rights to purchase Common Stock
                       evidenced by the foregoing Option)



TO: HEALTHDYNE TECHNOLOGIES, INC.

     The undersigned hereby exercises the right to purchase ___________ shares of Common Stock covered by the attached Option in accordance with the terms and conditions thereof, and herewith makes payment of the Option Price of such shares in full.



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                                    Signature



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                                    Address

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                                    Social Security Number


Date:                  , 19
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